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                       UNIONBANCAL CORPORATION AND SUBSIDIARIES

              COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      AND PREFERRED STOCK DIVIDEND REQUIREMENTS

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


(In millions, except ratios)                                               For the Years Ended December 31,
-----------------------------------------------------------     --------------------------------------------------------
                                                                 1996        1995        1994        1993        1992
                                                               --------    --------    --------    --------    --------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting changes        $412        $506        $246        $172        $128

Fixed Charges:
    Interest expense                                                759         705         483         457         651
    One third of rents, net income from subleases (A)                18          14          17          15          15
                                                               --------    --------    --------    --------    --------

         Total fixed charges                                        777         719         500         472         666
                                                               --------    --------    --------    --------    --------

Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest           $1,189      $1,225        $746        $644        $794
                                                               --------    --------    --------    --------    --------
                                                               --------    --------    --------    --------    --------

Fixed charges, as above                                            $777        $719        $500        $472        $666
Preferred stock dividends                                            11          11          11          11          10
                                                               --------    --------    --------    --------    --------

Fixed charges including preferred stock dividends                  $788        $730        $511        $483        $676
                                                               --------    --------    --------    --------    --------
                                                               --------    --------    --------    --------    --------

Ratio of earnings to fixed charges and preferred
    stock dividend requirements                                    1.51        1.68        1.46        1.33        1.17
                                                               --------    --------    --------    --------    --------
                                                               --------    --------    --------    --------    --------

INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends                  $788        $730        $511        $483        $676
Add:  Interest on deposits                                          532         454         311         314         454
                                                               --------    --------    --------    --------    --------

Total fixed charges including preferred stock
    dividends and interst on deposits                            $1,320      $1,184        $822        $797      $1,130
                                                               --------    --------    --------    --------    --------
                                                               --------    --------    --------    --------    --------

Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized
    interest, as above                                           $1,189      $1,225        $746        $644        $794
Add:  Interest on deposits                                          532         454         311         314         454
                                                               --------    --------    --------    --------    --------

Total earnings before taxes, fixed charges, effect
    of accounting changes and interest on
    on deposits                                                  $1,721      $1,679      $1,057        $958      $1,248
                                                               --------    --------    --------    --------    --------
                                                               --------    --------    --------    --------    --------

Ratio of earnings to fixed charges and preferred
    stock dividend requirements                                    1.30        1.42        1.29        1.20        1.10
                                                               --------    --------    --------    --------    --------
                                                               --------    --------    --------    --------    --------
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(A) The proportion deemed representative of the interest factor.


                                                                    Exhibit 12.1